Second Quarter 2013 Earnings Conference Call July 18, 2013 - 9:00am CT

Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover by referring to our Forms 10-K and 10-Q for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found. 2

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Q2 2013 Performance

Continuing Earnings Per Share


$1.80
$1.50
$1.20
$0.90
$0.60
Adjusted continuing earnings per share
Discrete tax benefits / Spin off costs
FY $4.53
Q1*
Q2
Q3*
Q4*
Q1*
Q2*
2012
2013

* Includes discrete & other tax benefits of -$0.01 in Q1 2012, $0.02 in Q3 2012, $0.07 in Q4 2012, $0.02 in Q1 2013 and $0.36 in Q2 2013; includes spin off costs of $0.02 in Q2 2013

	Q2	Q2/Q2	1H	1H/1H
Revenue	$2.2B	9%	$4.3B	7%
EPS (cont.)	$1.70	55%	$2.82	34%
Bookings	$2.2B	8%	$4.4B	7%
Seg. Margins	17.3%	30 bps	16.8%	-10 bps
Organic Rev.	5%		2%	
Acq. Growth	4%		5%	
FCF (a)	$251M	47%	$283M	7%

Quarterly Comments

- Strong revenue growth in consumer electronics and refrigeration markets; solid growth in energy and fluids markets
- North America markets modestly positive, served China markets are strong, Europe is stable
- Improved margin of 17.3%, includes $4 million of incremental restructuring charges
- Bookings growth of 8% is broad based, with 15% growth in Engineered Systems, 9% in Communication Technologies, 3% in Printing & Identification, and -1% in Energy
- Overall book-to-bill of 0.99

(a) See Press Release filed under Form 8-K for free cash flow reconciliation

4 Revenue Q2 2013 Communication Technologies Energy Engineered Systems Printing & Identification Total Dover Organic 11% 5% 4% - 5% Acquisitions - 2% 9% - 4% Currency - -1% - - - Total 11% 6% 13% Flat 9% 1H 2013 Communication Technologies Energy Engineered Systems Printing & Identification Total Dover Organic 8% 2% - -1% 2% Acquisitions - 4% 10% - 5% Currency - - - -1% - Total 8% 6% 10% -2% 7%

$664 $777 $238 $251 $373 $401 $561 $573 $204 $227 $0 $350 $700 $1,050 DCT Q1 DCT Q2 DE Q1 DE Q2 DES Q1 DES Q2 DPI Q1 DPI Q2 $755 $785 $237 $259 $379 $422 $621 $526 $224 $213 $0 $350 $700 $1,050 DCT Q1 DCT Q2 DE Q1 DE Q2 DES Q1 DES Q2 DPI Q1 DPI Q2 Sequential Results – Q1 13 → Q2 13 Fluid Solutions ↑ 8% ↑ 2% Refrigeration & Industrial ↑ 11% ↓ 15% ↑ 2% ↑ 9% $ in millions 5 Bookings ↑ 16% ↑ 5% Revenue

6 Communication Technologies • Solid growth in Consumer Electronics markets, particularly smart phones • Samsung drives demand for MEMs mics; other OEMs scheduled to launch new products in 3rd or 4th quarter • Medical Technology, Aerospace/Defense and Telecom/Other markets generally stable • Margin impacted by incremental restructuring of about $9M • Book-to-bill at 1.05 $ in millions Q2 2013 Q2 2012 % Change Revenue $401 $362 11% Earnings $ 52 $ 50 3% Margin 12.9% 13.9% -100 bps Bookings $422 $387 9% Quarterly Comments Revenue by End-Market % of Q2 Revenue Y / Y Growth Consumer Electronics 49% 27% Medical Technology 15% -1% Aerospace / Defense 26% -1% Telecom / Other 10% -

7 Energy • Revenue growth across all three markets • Oil prices remain supportive of continued investment in production and international markets are robust • Margin reflects product mix, product development costs, and investments in international growth • Bookings impacted by unusually weak Canadian market due to spring thaw and severe weather • Book-to-bill at 0.92 $ in millions Quarterly Comments Q2 2013 Q2 2012 % Change Revenue $573 $539 6% Earnings $133 $134 -1% Margin 23.2% 24.9% -170 bps Bookings $526 $530 -1% Revenue by End-Market % of Q2 Revenue Y / Y Growth Drilling 19% 3% Production 54% 6% Downstream 27% 10%

8 Engineered Systems • Record revenue driven by recent acquisitions, and strong results in the food equipment, fluids and environmental markets • Anthony continues to perform well with strong growth from its close-the-case activity • Margin performance reflects strong execution in fluids and refrigeration & industrial • Bookings growth reflects acquisitions and strong food equipment markets • Book-to-bill at 0.99 $ in millions Quarterly Comments Q2 2013 Q2 2012 % Change Revenue $1,004 $886 13% Earnings $ 165 $134 24% Margin 16.5% 15.1% 140 bps Bookings $ 998 $870 15% Revenue by End-Market % of Q2 Revenue Y / Y Growth Fluids 22% 7% Refrigeration & Food Equipment 46% 26% Industrial 32% 2%

Printing & Identification • Revenue growth in fast moving consumer goods offsets sluggish bar coding activity • Operating margin increase reflects the benefits of prior restructuring and continued focus on productivity • Bookings growth reflects growth in fast moving consumer goods markets •Book-to-bill at 1.03 $ in millions Quarterly Comments Q2 2013 Q2 2012 % Change Revenue $251 $252 - Earnings $ 36 $ 29 24% Margin 14.3% 11.5% 280 bps Bookings $259 $252 3% 9 Revenue by End-Market % of Q2 Revenue Y / Y Growth Fast Moving Consumer Goods 59% 1% Industrial 41% -2%

Q2 2013 Overview Q2 2013 Net Interest Expense $30 million, $600K higher than last year, in-line with expectations Corporate Expense $38.0 million, up $2 million from last year reflecting spin off costs. Effective Tax Rate (ETR) Q2 normalized rate was 26.7%, excluding $0.36 cents of discrete tax benefits, representing the finalization of various domestic and international tax audits(a) Capex $53 million, in-line with expectations Share Repurchases Repurchased 758K shares ($59M) in quarter under the November $1 billion program. 10 (a) See press release filed under form 8-K for reconciliation

FY 2013 Guidance – Revenue Growth by Segment 11 Segment 2012 Revenue Mix 2013F Organic Growth 2013F Acquisition Growth* Total Communication Technologies 19% 9% - 11% - 9% - 11% Energy 27% 3% - 5% ≈ 2% 5% - 7% Engineered Systems 42% 2% - 4% ≈ 8% 10% - 12% Printing & Identification 12% 1% - 2% - 1% - 2% Total ≈ $8.1 B 3% - 5% ≈ 4% 7% - 9% * Acquisitions already completed

FY 2013 Guidance  Revenue: • Organic revenue : ≈ 3% - 5% • Acquisitions: ≈ 4% • Total revenue: ≈ 7% - 9%  Corporate expense: ≈ $150 million  Interest expense: ≈ $127 million  Full-Year Tax Rate: ≈ 27% - 27.5%(a)  Capital expenditures: ≈ 3.1% of revenue  FCF for full year: ≈ 10% of revenue 12 2013 EPS from continuing ops: $5.56 – $5.71 (a) Pre discrete tax adjustments and the tax impact of Knowles spin off costs

 2012 EPS – Continuing Ops $4.53 • Less 2012 tax benefits (1): ($0.09)  2012 Adjusted EPS – Continuing Ops $4.44 • Volume, mix, price (inc. FX): $0.31 - $0.44 • Net benefits of productivity: $0.20 - $0.25 • Acquisitions: $0.13 - $0.15 • Investment / Compensation: ($0.16 - $0.23) • Corporate expense: ($0.05) • Interest / Shares / Tax Rate (net): $0.33 - $0.35 • Spin-off costs(2): ($0.02) • 2013 tax benefits(3): $0.38  2013 EPS – Continuing Ops $5.56 - $5.71 2013 EPS Guidance Bridge - Cont. Ops (1) Negligible amounts in Q1 2012 & Q2 2012, $0.02 in Q3 2012 and $0.07 in Q4 2012 13 (3) $0.02 in Q1 2013 and $0.36 in Q2 2013 (2) Incurred in Q2 2013; does not include prospective 2013 costs

Appendix – Reconciliations 14  EPS – Continuing Ops $1.70 $2.82 • Discrete tax items: ($0.36) ($0.38) • Knowles spin-off costs: $0.02 $0.02  Adjusted EPS – Continuing Ops $1.36 $2.46 Q2 2013 1H 2013 ADJUSTED EPS FROM CONTINUING OPERATIONS GUIDANCE - EPS FROM CONTINUING OPERATIONS  Prior EPS Guidance – Continuing Ops $5.05 - $5.35 • Solid second quarter performance: $0.15 • Discrete tax items: $0.38 - $0.38 • Knowles spin-off costs: ($0.02 - $0.02)  Updated EPS – Continuing Ops $5.56 - $5.71